Exhibit 99

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Reports Growth of 58.6% in Fourth Quarter Adjusted EPS to $0.46 and 55.2% in Revenue to $294.9 Million, Including 12.2% Growth in Same Facility Revenue

Completes Acquisition of CRC Health Group

Establishes Guidance for 2015 Adjusted Earnings per Diluted Share in Range of $2.03 to $2.10

FRANKLIN, Tenn. – February 11, 2015 – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2014. For the quarter, revenue increased 55.2% to $294.9 million from $190.0 million for the fourth quarter of 2013. Income from continuing operations rose to $22.3 million, or $0.37 per diluted share, for the fourth quarter of 2014 from $12.4 million, or $0.25 per diluted share, for the fourth quarter of 2013. Adjusted income from continuing operations grew 87.6% to $27.2 million for the fourth quarter of 2014 from $14.5 million for the fourth quarter of 2013, while adjusted income from continuing operations per diluted share increased 58.6% to $0.46 from $0.29. The adjusted results exclude transaction-related expenses of $2.8 million and $3.3 million for the fourth quarter of 2014 and 2013, respectively. Weighted average shares outstanding increased 18.1% for the fourth quarter of 2014 from the fourth quarter of 2013, primarily due to the Company’s public equity offering in June 2014. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

Revenue for 2014 increased 40.8% to $1.0 billion from $713.4 million for 2013. Income from continuing operations was $83.2 million, or $1.50 per diluted share, for 2014 compared with $43.3 million, or $0.86 per diluted share, for 2013. Adjusted income from continuing operations increased 58.7% to $85.0 million for 2014 from $53.6 million for 2013, while adjusted income from continuing operations per diluted share increased 43.9% to $1.54 from $1.07. The adjusted results exclude a gain on foreign currency derivatives of $15.3 million for 2014, debt extinguishment costs of $9.4 million for 2013 and transaction-related expenses of $13.7 million and $7.2 million for 2014 and 2013, respectively. Weighted average shares outstanding increased 10.1% for 2014 from 2013.

“Acadia’s strong operating results for the fourth quarter completed a year of substantial profitable growth for the Company,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “In addition to the growth momentum our operations demonstrated in 2014 - through which we achieved milestone annual revenues of more than $1 billion - we have made a great start to 2015 with the completion of the CRC acquisition. CRC, which produced revenues for 2014 of approximately $450 million and adjusted EBITDA of approximately $115 million, brings 35 inpatient facilities to Acadia with approximately 2,400 beds and 81 comprehensive treatment centers. We expect CRC to be meaningfully accretive to our financial results, while diversifying our services and payor mix.”

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ACHC Reports Fourth Quarter Results

February 11, 2015

To fund the CRC acquisition, Acadia issued approximately 5,975,000 shares of its common stock to former CRC stockholders; issued $375 million of new 5.625% senior unsecured notes due 2023; borrowed $500 million under a new $500 million incremental term loan facility and $25 million under Acadia’s existing revolving credit facility, in each case under its Amended and Restated Senior Credit Facility; and used approximately $70 million of cash on hand.

Jacobs continued, “Our revenue growth for 2014 was primarily driven by the addition of approximately 1,800 beds to our operations through acquisition and organic growth. We completed five acquisitions during 2014, which brought 27 facilities and over 1,400 beds to Acadia. We also added 378 beds at existing facilities during the year. As a result, we completed the year with approximately 5,800 beds in 78 facilities in 24 states, the United Kingdom and Puerto Rico.

“The Company’s same facility performance for the fourth quarter and full year reflected the addition of beds to existing facilities, as well as our initiatives to build revenue and increase efficiency and productivity at our facilities. Same facility revenues expanded 12.2% for the fourth quarter, as we produced an 11.5% increase in patient days and a 0.7% increase in revenue per patient day. This significant growth generated further operating leverage, which was primarily accountable for the 160 basis point increase in our same facility EBITDA margin to 26.2% for the quarter. Same facility revenue grew 10.9% for full year 2014 and EBITDA margin increased 180 basis points to 26.1%. Acadia’s consolidated adjusted EBITDA for the fourth quarter increased 69.5% to $66.4 million, which was 22.5% of revenue, from $39.2 million, or 20.6% of revenue, for 2013.

“For 2015, we will continue to evaluate potential acquisitions in our highly fragmented behavioral healthcare markets and add new beds in existing facilities in both the U.S. and the U.K. Subsequent to the closing of the CRC transaction, we remain well positioned to finance our growth strategies, with availability under our revolving credit facility of approximately $266 million.”

Acadia today established guidance for 2015 adjusted earnings per diluted share in a range of $2.03 to $2.10, an increase of approximately 32% to 36% over 2014. Additionally for the first quarter of 2015, the Company expects adjusted earnings per diluted share in a range of $0.40 to $0.41, an increase of approximately 43% to 46% over the first quarter of 2014. The Company’s guidance includes the impact of start-up costs at several de novo facilities coming on line in 2015. It also assumes an exchange rate of $1.52 per British Pound, which is approximately 7% lower than 2014, non-cash stock compensation expense of approximately $19 million and a tax rate of 32%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its fourth quarter and year-end financial results and the completed CRC transaction at 9:00 a.m. Eastern Time on Thursday, February 12, 2015. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investor Relations” section of the website. The webcast of the conference call will be available through February 27, 2015.

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ACHC Reports Fourth Quarter Results

February 11, 2015

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including the PiC and CRC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 194 behavioral healthcare facilities with approximately 8,300 beds in 37 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenue before provision for doubtful accounts	$301,000	$195,879	$1,030,784	$735,109
Provision for doubtful accounts	(6,099)	(5,880)	(26,183)	(21,701)

Revenue	294,901	189,999	1,004,601	713,408
Salaries, wages and benefits (including equity-based compensation expense of $3,083, $1,505, $10,058 and $5,249, respectively)	166,732	109,058	575,412	407,962
Professional fees	16,331	9,877	52,482	37,171
Supplies	13,700	9,552	48,422	37,569
Rents and leases	3,329	2,672	12,201	10,049
Other operating expenses	31,466	21,148	110,654	80,572
Depreciation and amortization	10,971	4,842	32,667	17,090
Interest expense, net	14,716	9,578	48,221	37,250
Debt extinguishment costs	—	—	—	9,350
Gain on foreign currency derivatives	—	—	(15,262)	—
Transaction-related expenses	2,816	3,337	13,650	7,150

Total expenses	260,061	170,064	878,447	644,163

Income from continuing operations before income taxes	34,840	19,935	126,154	69,245
Provision for income taxes	12,539	7,536	42,922	25,975

Income from continuing operations	22,301	12,399	83,232	43,270
Loss from discontinued operations, net of income taxes	(172)	(119)	(192)	(691)

Net income	$22,129	$12,280	$83,040	$42,579

Basic earnings per share:
Income from continuing operations	$0.38	$0.25	$1.51	$0.87
Loss from discontinued operations	—	—	—	(0.02)

Net income	$0.38	$0.25	$1.51	$0.85

Diluted earnings per share:
Income from continuing operations	$0.37	$0.25	$1.50	$0.86
Loss from discontinued operations	—	(0.01)	—	(0.01)

Net income	$0.37	$0.24	$1.50	$0.85

Weighted-average shares outstanding:
Basic	59,197	50,053	55,063	50,004
Diluted	59,529	50,411	55,327	50,261

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2014	2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$94,040	$4,569
Accounts receivable, net of allowance for doubtful accounts of $22,449 and $18,345, respectively	118,378	95,885
Deferred tax assets	20,155	15,703
Other current assets	41,570	28,969

Total current assets	274,143	145,126
Property and equipment, net	1,069,700	370,109
Goodwill	802,986	661,549
Intangible assets, net	21,636	20,568
Deferred tax assets - noncurrent	13,141	—
Other assets	41,984	27,307

Total assets	$2,223,590	$1,224,659

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$26,965	$15,195
Accounts payable	48,696	36,026
Accrued salaries and benefits	59,317	37,721
Other accrued liabilities	30,956	25,748

Total current liabilities	165,934	114,690
Long-term debt	1,069,305	601,941
Deferred tax liabilities - noncurrent	63,880	7,971
Other liabilities	43,506	19,347

Total liabilities	1,342,625	743,949
Equity:
Common stock	592	501
Additional paid-in capital	847,301	461,807
Accumulated other comprehensive loss	(68,370)	—
Retained earnings	101,442	18,402

Total equity	880,965	480,710

Total liabilities and equity	$2,223,590	$1,224,659

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2014	2013
	(In thousands)
Operating activities:
Net income	$83,040	$42,579
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	32,667	17,090
Amortization of debt issuance costs	3,198	2,264
Equity-based compensation expense	10,058	5,249
Deferred income tax expense	7,215	10,083
Loss from discontinued operations, net of taxes	192	691
Debt extinguishment costs	—	9,350
Gain on foreign currency derivatives	(15,262)	—
Other	488	21
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(15,110)	(21,242)
Other current assets	(2,011)	(3,652)
Other assets	(6,513)	(2,239)
Accounts payable and other accrued liabilities	2,793	(848)
Accrued salaries and benefits	11,980	2,803
Other liabilities	2,749	3,181

Net cash provided by continuing operating activities	115,484	65,330
Net cash (used in) provided by discontinued operating activities	(198)	232

Net cash provided by operating activities	115,286	65,562
Investing activities:
Cash paid for acquisitions, net of cash acquired	(738,702)	(164,019)
Cash paid for capital expenditures	(113,244)	(68,941)
Cash paid for real estate acquisitions	(23,177)	(8,092)
Settlement of foreign currency derivatives	15,262	—
Other	(913)	(1,926)

Net cash used in investing activities	(860,774)	(242,978)
Financing activities:
Borrowings on long-term debt	542,500	150,000
Borrowings on revolving credit facility	230,500	61,500
Principal payments on revolving credit facility	(284,000)	(8,000)
Principal payments on long-term debt	(7,695)	(7,680)
Repayment of long-term debt	—	(52,500)
Payment of debt issuance costs	(12,993)	(4,307)
Payment of premium on note redemption	—	(6,759)
Issuance of common stock, net	374,431	(205)
Common stock withheld for minimum statutory taxes, net	(4,099)	(1,242)
Excess tax benefit from equity awards	4,617	1,779
Cash paid for contingent consideration	(5,000)	—
Other	(289)	—

Net cash provided by financing activities	837,972	132,586

Effect of exchange rate changes on cash	(3,013)	—

Net increase (decrease) in cash and cash equivalents	89,471	(44,830)
Cash and cash equivalents at beginning of the period	4,569	49,399

Cash and cash equivalents at end of the period	$94,040	$4,569

Effect of acquisitions:
Assets acquired, excluding cash	$819,518	$192,928
Liabilities assumed	(78,849)	(17,725)
Deposits paid for acquisitions	—	500
Prior year deposits paid for acquisitions	(500)	(11,684)
Contingent consideration issued in connection with acquisition	(1,467)	—

Cash paid for acquisitions, net of cash acquired	$738,702	$164,019

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited)

(Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Same Facility Results
Revenue	$212,439	$189,327	12.2%	$788,173	$710,695	10.9%
Patient Days	317,361	284,753	11.5%	1,183,386	1,073,136	10.3%
Admissions	18,785	15,698	19.7%	67,116	57,568	16.6%
Average Length of Stay (a)	16.9	18.1	-6.9%	17.6	18.6	-5.4%
Revenue per Patient Day	$669	$665	0.7%	$666	$662	0.6%
EBITDA margin	26.2%	24.6%	160 bps	26.1%	24.3%	180 bps
U.S. Facility Results
Revenue	$219,800	$189,327	16.1%	$850,625	$710,695	19.7%
Patient Days	323,199	284,753	13.5%	1,262,445	1,073,136	17.6%
Admissions	19,368	15,698	23.4%	76,143	57,568	32.3%
Average Length of Stay (a)	16.7	18.1	-8.0%	16.6	18.6	-11.1%
Revenue per Patient Day	$680	$665	2.3%	$674	$662	1.7%
EBITDA margin	25.2%	24.6%	60 bps	24.6%	24.3%	30 bps
U.K. Facility Results
Revenue	$75,101			$151,127
Patient Days	101,902			197,277
Admissions	271			590
Average Length of Stay (a)	376.0			334.4
Revenue per Patient Day	$737			$766
EBITDA margin	26.1%			26.4%
Total Facility Results
Revenue	$294,901	$189,327	55.8%	$1,001,752	$710,695	41.0%
Patient Days	425,101	284,753	49.3%	1,459,722	1,073,136	36.0%
Admissions	19,639	15,698	25.1%	76,733	57,568	33.3%
Average Length of Stay (a)	21.6	18.1	19.3%	19.0	18.6	2.1%
Revenue per Patient Day	$694	$665	4.3%	$686	$662	3.6%
EBITDA margin	25.4%	24.6%	80 bps	24.9%	24.3%	60 bps

(a)	Average length of stay is defined as patient days divided by admissions.

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net income	$22,129	$12,280	$83,040	$42,579
Loss from discontinued operations	172	119	192	691
Provision for income taxes	12,539	7,536	42,922	25,975
Interest expense, net	14,716	9,578	48,221	37,250
Depreciation and amortization	10,971	4,842	32,667	17,090

EBITDA	60,527	34,355	207,042	123,585
Adjustments:
Equity-based compensation expense (a)	3,083	1,505	10,058	5,249
Debt extinguishment costs (b)	—	—	—	9,350
Gain on foreign currency derivatives (c)	—	—	(15,262)	—
Transaction-related expenses (d)	2,816	3,337	13,650	7,150

Adjusted EBITDA	$66,426	$39,197	$215,488	$145,334

See footnotes on page 10.

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Reconciliation of Adjusted Income from Continuing Operations to Income from

Continuing Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Income from continuing operations	$22,301	$12,399	$83,232	$43,270
Provision for income taxes	12,539	7,536	42,922	25,975

Income from continuing operations before income taxes	34,840	19,935	126,154	69,245
Adjustments to income from continuing operations:
Debt extinguishment costs (b)	—	—	—	9,350
Gain on foreign currency derivatives (c)	—	—	(15,262)	—
Transaction-related expenses (d)	2,816	3,337	13,650	7,150
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(10,506)	(8,797)	(39,522)	(32,172)

Adjusted income from continuing operations	$27,150	$14,475	$85,020	$53,573
Weighted-average shares outstanding - diluted	59,529	50,411	55,327	50,261
Adjusted income from continuing operations per diluted share	$0.46	$0.29	$1.54	$1.07

See footnotes on page 10.

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ACHC Reports Fourth Quarter and Full Year Results

February 11, 2015

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a)	Represents the equity-based compensation expense of Acadia.
(b)	Represents debt extinguishment costs related to the repayment of $52.5 million of the Company’s 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.
(c)	Represents the change in fair value of foreign currency derivatives purchased by Acadia related to its acquisition of Partnerships in Care on July 1, 2014.
(d)	Represents transaction-related expenses incurred by Acadia related to acquisitions.
(e)	Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 27.9% for the three months ended December 31, 2014 and 31.7% for the year ended December 31, 2014.

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